Exhibit 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended September 30, 2017 and 2016, June 30, 2017 and 2016
and the Nine-Month Periods Ended September 30, 2017 and 2016

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Third Quarter 2017
Composite Materials	$277.1	$65.6	$56.2	$398.9
Engineered Products	75.5	17.1	-	92.6
Total	$352.6	$82.7	$56.2	$491.5
	72%	17%	11%	100%

Second Quarter 2017
Composite Materials	$273.8	$69.0	$54.5	$397.3
Engineered Products	75.2	18.8	-	94.0
Total	$349.0	$87.8	$54.5	$491.3
	71%	18%	11%	100%

Third Quarter 2016
Composite Materials	$276.0	$63.8	$58.4	$398.2
Engineered Products	84.6	17.7	-	102.3
Total	$360.6	$81.5	$58.4	$500.5
	72%	16%	12%	100%

Second Quarter 2016
Composite Materials	$288.0	$65.0	$72.3	$425.3
Engineered Products	80.5	16.8	-	97.3
Total	$368.5	$81.8	$72.3	$522.6
	70%	16%	14%	100%

Year to date September 30, 2017
Composite Materials	$820.2	$197.9	$165.6	$1,183.7
Engineered Products	228.5	49.4	-	277.9
Total	$1,048.7	$247.3	$165.6	$1,461.6
	72%	17%	11%	100%

Year to date September 30, 2016
Composite Materials	$828.3	$192.2	$198.8	$1,219.3
Engineered Products	251.1	50.4	-	301.5
Total	$1,079.4	$242.6	$198.8	$1,520.8
	71%	16%	13%	100%